Salton Announces Third Quarter Results
LAKE FOREST, Ill.—(BUSINESS WIRE)—Salton, Inc. (NYSE: SFP) announced today fiscal results for its third quarter ended March 31, 2007. The Company reported net sales of $95.2 million in the third quarter of fiscal 2007 versus $127.7 million in the third quarter of fiscal 2006. Salton recorded a net loss of $31.9 million, or $2.11 per share, compared to a net loss of $19.1 million or $1.40 per share for the same period in fiscal 2006.
Earlier in the third quarter, on February 7, 2007, Salton, its wholly-owned subsidiary SFP Merger Sub, Inc., and APN Holding Company, Inc. (APN Holdco) entered into a definitive merger agreement whereby SFP Merger Sub will merge with and into APN Holdco, the entity that acquired all of the outstanding common shares of Applica Incorporated on January 23, 2007. The merger would result in Applica and its subsidiaries becoming subsidiaries of Salton. Applica Incorporated is a marketer and distributor of a wide range of small appliances for use in and outside the home. Applica markets products under licensed brand names such as Black & Decker®, company-owned brand names such as Littermaid® and Infrawave®, and various private label brand names, primarily in North America, Latin America and the Caribbean. The transaction, which is subject to certain conditions, is expected to be completed in June or July 2007.
Net sales for the quarter decreased domestically by $34.3 million, primarily due to lower sales of the George Foreman brand resulting from a loss of business due to supply shortages caused by liquidity constraints, as well as pricing issues on certain products in the Foreman line. In addition, there was a general decline in sales of lower margin products in other product lines at the opening price point. Other factors that impacted sales included an overall slowdown in orders from customers due to uncertainty associated with the pending merger and an increase in the provision for returns and allowances due to a change in management’s estimate of the collectibility of certain disputed retailer deductions and chargebacks.
Foreign sales showed a net increase of $1.8 million, which consisted of $4.7 million in favorable foreign currency fluctuations, offset by $2.9 million in actual sales decline.
Gross profit for the third quarter declined from $25.8 million (20.2% of sales) in fiscal 2006 to $15.8 million (16.6% of sales) in fiscal 2007, due to lower sales and the increase in the accounts receivable reserve. As a percent of net sales, gross profit was negatively affected by 4.3% due to the impact on net sales from the change in the provision for returns and allowances.
Selling, general and administrative expenses decreased to $29.3 million for third quarter of fiscal 2007 compared to $37.0 million for third quarter of fiscal 2006. U.S. operations reduced selling, general and administrative expenses by $6.1 million due to a decline in promotional expenditures including trade show expense and cooperative advertising expenses, lower salaries and benefits due to lower average headcount and a decline in other operating expenses due to cost cutting initiatives. The remaining reduction from the foreign entities was primarily a result of decreased promotional spending and lower salaries and benefits due to lower average headcount in Europe.
In the third quarter of fiscal 2007, management performed an interim evaluation of its indefinite-lived intangible assets, comprised entirely of the Company’s brand names. It was determined that the uncertainty associated with the pending merger, along with the drop in domestic sales resulted in a non-cash impairment charge totaling $12.5 million associated with its brand names. The Company plans to complete its independent annual test for impairment at the end of the fourth quarter of fiscal 2007.
Net interest expense was $9.0 million for the third quarter of fiscal 2007 compared to $8.4 million for the third quarter of fiscal 2006. Excluding amortization of fees, interest expense as a percent of the average carrying value of debt outstanding was a weighted average annual rate of 8.1% in the third quarter of fiscal 2007 compared to 7.7% in fiscal 2006. The increase in the rate is due to the increase in the LIBOR rate in the U.S. and Europe. Debt outstanding, net of cash, was $278.9 million as of March 31, 2007 compared to $294.9 million as of April 1, 2006.
For the nine months ended March 31, 2007, Salton’s worldwide sales were $424.4 million compared to $506.5 million in the first nine months of fiscal 2006. Salton recorded a net loss of $48.3 million, or $3.30 per share, compared to a net loss of $17.2 million, or $1.31 per share in the first nine months of fiscal 2006.
Net sales for the nine months decreased domestically by $95.5 million due to $16.8 million of planned reductions of discontinued non-core products, including reductions associated with the sale of the tabletop business at the end of the first quarter of fiscal 2006 and the discontinuation of the U.S. personal care product lines. Additional factors contributing to the decline included higher levels of product shortages that occurred during the first quarter of fiscal 2007 when liquidity constraints caused inventory shortages, followed by acceptance issues associated with price increases that occurred due to higher raw material costs at our suppliers. Recent decreases in the George Foreman brand and broader reductions of lower margin opening price point products added to the decline coupled with the aforementioned slowdown in orders from customers due to the pending merger and an increase in the provision for returns and allowances.
Foreign sales showed a net increase of $13.5 million, which consisted of $14.2 million in favorable foreign currency fluctuations, offset by $0.7 million in actual sales decline.
Gross profit for the first nine months of fiscal 2007 declined from $119.8 million in fiscal 2006 to $100.1 million in 2007 due primarily to lower sales volumes and the increase in the provision for returns and allowances.
“The third quarter results reflect the very challenging nature of the small appliance industry as well as the additional uncertainties that are typically associated with a pending merger,” said William M. Lutz, Salton’s Chief Executive Officer and Chief Financial Officer. “We believe that the combination with Applica, once completed, will greatly improve our overall competitiveness through an improved cost and capital structure. Salton’s business, in spite of showing recent declines, is focused on the strength of the core product lines and brands that will go forward at the time of the merger. We expect to benefit from the strengths of our combined brand portfolios, improved international presence and a more prominent position with our customers and suppliers. We are diligently working to complete the transaction.”
About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton®, George Foreman®, Westinghouse ™, Toastmaster®, Melitta®, Russell Hobbs®, Farberware®, Ingraham® and Stiffel®. It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.
The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation:
Merger-Related Risk Factors:
•	the failure of APN Holdco to obtain the financing contemplated by financing commitments received or alternative financing may result in the termination of the merger agreement;

•	the failure to obtain approval of the merger from Salton stockholders;

•	the failure to obtain required third party consents to the merger;

•	the ability of the two businesses to be integrated successfully;

•	the ability of the combined company to fully realize the cost savings and synergies from the proposed transaction within the proposed time frame;

•	disruption from the merger may make it more difficult to maintain relationships with customers, employees or suppliers;

•	completion of the merger may result in dilution of future earnings per share to the stockholders of Salton;

•	the combined Company’s common stock may not be listed on the New York Stock Exchange upon completion of the merger;

•	the combined company’s net operating loss carryforwards may be limited as a result of the merger; and

•	costs associated with the merger are difficult to estimate, may be higher than expected and may harm the financial results of the combined company.
Operational and Other Risk Factors:
•	our ability to repay or refinance our indebtedness as it matures and satisfy the redemption obligations under our preferred stock;

•	our ability to find other strategic alternatives, in the event the merger does not close as anticipated;

•	our ability to continue to realize the benefits we expect from our U.S. restructuring;

•	our substantial indebtedness and our ability to comply with restrictive covenants in our debt instruments;

•	our ability to access the capital markets on attractive terms or at all;

•	our relationship and contractual arrangements with key customers, suppliers, strategic partners and licensors;

•	unfavorable outcomes from pending legal proceedings;

•	cancellation or reduction of orders;

•	the timely development, introduction and delivery to and acceptance by customers of our products;

•	dependence on foreign suppliers and supply and marketing constraints;

•	competitive products and pricing;

•	economic conditions and the retail environment;

•	international business activities;

•	the cost and availability of raw materials and purchased components for our products;

•	our ability to continue the listing of our common stock on the New York Stock Exchange. If we are delisted by the New York Stock Exchange, the price and liquidity of our common stock will be negatively affected;

•	the risks related to intellectual property rights; and

•	the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission Filings.
Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because it will contain important information about Salton, Applica Incorporated and the proposed transaction.
Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website at www.saltoninc.com.
Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement. In addition, information about Salton’s directors, executive officers and members of management is contained in Salton’s most recent proxy statement, which is available on Salton’s website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.

SALTON, INC
CONSOLIDATED INCOME STATEMENTS
(in thousands, except share and per share data)
(unaudited)

	13 Weeks Ended		39 Weeks Ended
	Mar 31, 2007	Apr 1, 2006	Mar 31, 2007	Apr 1, 2006
Net Sales	95,155	$127,657	$424,411	$506,461
Cost of Sales	70,445	91,434	294,602	353,123
Total Distribution Expense	8,880	10,374	29,731	33,589

Gross Profit	15,830	25,849	100,078	119,749
Total Selling, General & Administrative Expense	29,289	37,004	109,034	130,807
Impairment Loss on Intangible Assets	12,478	18	12,579	205
Restructuring Costs	81	80	988	237

Operating Loss	(26,018)	(11,253)	(22,523)	(11,500)
Interest Expense, Net	8,963	8,351	28,817	28,596
Gain-Early Settlement of Debt	—	—	—	(21,720)

Loss from Continuing Operations Before Income Taxes	(34,981)	(19,604)	(51,340)	(18,376)
Income Tax (Benefit) Expense	(3,070)	(540)	(3,063)	28,388

Minority Interest, Net of Tax

Net Loss from Continuing Operations	(31,911)	(19,064)	(48,277)	(46,764)
Income from Discontinued Operations, net of Tax	—	—	—	1,735
Gain on Sale of Discontinued Operations, net of Tax	—	—	—	27,816

Net Loss	$(31,911)	$(19,064)	$(48,277)	$(17,213)

Weighted avg common shares outstanding	15,141,059	13,616,903	14,641,821	13,118,437
Weighted avg common & common equiv share	15,141,059	13,616,903	14,641,821	13,118,437

Net Loss per common share: Basic and Diluted
Loss income from continuing operations	$(2.11)	$(1.40)	$(3.30)	$(3.56)
Income from discontinued operations, net of tax	—	—	—	0.13
Gain on sale of discontinued operations	—	—	—	2.12

Net Loss per common share: Basic and Diluted	$(2.11)	$(1.40)	$(3.30)	$(1.31)

SALTON, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	Unaudited
	3/31/07	7/1/06
ASSETS
CURRENT ASSETS:
Cash	$16,765	$18,103
Compensating balances on deposit	40,753	39,516
Accounts receivable, less allowance:
2007 - $14,247; 2006 - $9,440	81,518	117,094
Inventories	112,507	143,997
Prepaid expenses and other current assets	10,594	14,809
Prepaid income taxes	3,156	1,332
Deferred income taxes	5,401	5,433

Total current assets	270,694	340,284

Net Property, Plant and Equipment	36,196	40,460

Tradenames	149,679	159,675
Non-current deferred tax asset	3,852	3,269
Other assets	7,641	9,844

TOTAL ASSETS	$468,062	$553,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Revolving line of credit and other current debt	$111,191	$21,547
Senior secured notes — including an adjustment of $13,013 and $10,971 for accrued interest	116,284	10,971
Accounts payable	76,204	91,308
Accrued expenses	28,768	28,081
Accrued interest	6,092	5,028
Income taxes payable	2,276	702

Total current liabilities	340,815	157,637

Non-current deferred income taxes	11,104	16,271
Senior subordinated notes due 2008, including an adjustment of $1,050 and $1,829 to the carrying value related to interest rate swap agreements, respectively	59,116	61,531
Second lien notes, including accrued interest of $0 and $13,136, respectively	0	116,407
Series C preferred stock, $.01 par value; authorized 150,000 shares; 135,217 shares issued	9,750	8,922
Term loan and other notes payable	13,387	117,908
Other long term liabilities	16,019	15,668

TOTAL LIABILITIES	450,191	494,344
Redeemable convertible preferred stock, $.01 par value; authorized, 2,000,000 shares; 40,000 shares issued	40,000	40,000
STOCKHOLDERS’ (DEFICIT) EQUITY:
Common stock, $.01 par value; authorized 40,000,000 shares; issued and outstanding 2007-15,218,861 shares, 2006-14,386,390 shares	187	178
Treasury stock, 7,885,845 shares, at cost	(65,793)	(65,793)
Additional paid-in capital	66,881	63,854
Accumulated other comprehensive income	14,221	10,297
Retained earnings (deficit)	(37,625)	10,652

Total stockholders’ (deficit) equity	(22,129)	19,188

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$468,062	$553,532